                                                                     EXHIBIT 3.6

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        ALLIANCE RESOURCE PARTNERS, L.P.

         The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

         1. The name of the limited partnership is ALLIANCE RESOURCE PARTNERS, L.P. (the "Partnership").

         2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

                  Name and Address
                  of Registered Agent                             Address of Registered Office
                  -------------------                             ----------------------------
                  Corporation Trust Company                       1209 Orange Street
                  1209 Orange Street                              Wilmington, DE 19801
                  Wilmington, Delaware 19801

         3. The name and business address of the General Partner is as follows:


                  General Partner                                 Address
                  ---------------                                 -------
                  Alliance Resource GP, LLC                       1717 South Boulder Avenue
                                                                  Tulsa, Oklahoma 74119


         WHEREFORE, the undersigned has executed this Certificate as of the 17th day of May, 1999.

                                        ALLIANCE RESOURCE GP, LLC
                                        as General Partner


                                        By:     /s/ THOMAS L. PEARSON
                                           ----------------------------------
                                        Name:   Thomas L. Pearson
                                        Title:  Senior Vice President -- Law
                                                 and Administration, General
                                                 Counsel and Secretary